Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Daniel M. Bradbury, the President and Chief Executive Officer of Amylin Pharmaceuticals, Inc. (the “Company”), and Mark G. Foletta, the Senior Vice President, Finance and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.                                      The Company’s Annual Report on Form 10-K for the period ended December 31, 2009, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                      The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:  February 26, 2010

/S/ DANIEL M. BRADBURY	/S/ MARK G. FOLETTA
Daniel M. Bradbury	Mark G. Foletta
President and Chief Executive Officer	Senior Vice President, Finance and Chief Financial Officer